Exhibit 99.2

Adaptec – Snap Appliance Q&A

July 13, 2004

Agreement Specifics

Q.            What are Adaptec and Snap Appliance announcing?

A.                                    Adaptec, a leader in storage, I/O, and RAID, and Snap Appliance, Inc., the volume leader in network-attached storage solutions, have signed a definitive agreement for the acquisition of Snap Appliance and the creation of a new Adaptec division focused on the development and delivery of network storage systems.

With this acquisition of a well-recognized brand in network storage, Adaptec expands the breadth of its external-storage product portfolio as well as its systems channel business, and gains a new leadership position in network storage systems.  Adaptec remains committed to delivering a common software management interface that provides the same look and feel across all of its storage solutions in an effort to significantly reduce ongoing maintenance.

This transaction further demonstrates Adaptec’s aggressive expansion into the external storage market and its ongoing commitment to deliver to its customers cost-effective, scalable, and easy-to-use DAS, NAS, Fibre Channel and IP-based SAN solutions from the workgroup to the data center.

Adaptec’s purchase price, including future cash and stock compensation, is expected to be approximately $100 million. This amount represents approximately $91 million of cash and $9 million of assumed stock options. Adaptec expects the transaction to generate more than $40 million in new revenue over the next four quarters and the acquisition is expected to be accretive to Adaptec by the end of this calendar year.

Q.                                   What will this new Adaptec division be called and who will lead it?

A.                                   “Snap Appliance, a division of Adaptec” is how we will identify this new division.   Snap Appliance CEO, Eric Kelly, will continue to manage the business, reporting directly to Bob Stephens, president and CEO of Adaptec.

Q.                                   Why Snap Appliance? What are the synergies between the two companies?

A.                                    Adaptec has been focused on delivering a comprehensive suite of storage solutions, ranging from ASICs and boards to external storage arrays with a common storage management interface spanning its entire product line. Today’s announcement is another proof point of how Adaptec is aggressively building out its corporate vision.

Snap Appliance is a strong complement to the Adaptec vision of delivering end-to-end storage solutions, and creates an opportunity for Adaptec to build on its leadership in storage, I/O and RAID by gaining a new leadership position in network storage systems virtually overnight.  The following is an abbreviated list of the synergies between the two companies:

Market Position

•                  Adaptec:  Adaptec is a global market leader in RAID and networking products with more than 2.1 million components delivered to 222 countries over the last three years.

•                  Snap Appliance:  With more than 150,000 units shipped worldwide, Snap Appliance is the volume leader in Network Attached Storage (NAS) for the past four years [GartnerGroup 5/04].

•                  Joint entity:  Together, Adaptec and Snap have products installed in more than 90% of the Fortune 500 companies and have delivered more than 30 petabytes of storage capacity. The combination of these two powerful brands will increase shareholder value.

Technology Innovation

•                  Adaptec:  Adaptec has received more than 300 technology patents and has many additional patents pending. The company has built a solid business on its components (RAID and iSCSI Software, I/O ASICs & boards), supported by a common software management architecture and value added software offerings including data protection, virtualization, IPSec, and RDMA.

•                  Snap Appliance:  Snap Appliance offers the unified (both block and file data) GuardianOS software platform on its scalable (up to 29TB) Snap Servers. Additionally, Snap delivers a powerful suite of backup/disaster recovery, anti-virus, replication, and management software with its solutions.

•                  Joint entity:  Together with Snap Appliance, Adaptec will provide a broad product portfolio of solutions that include DAS, NAS as well as Fibre Channel and IP SANs to meet almost any customer needs both inside and outside the data center. Adaptec remains committed to delivering a common software management interface that provides the same look and feel across all of its storage solutions in an effort to significantly reduce ongoing maintenance.

Customer Commitment

•                  Together, Snap Appliance and Adaptec are committed to expanding their leadership in providing easy-to-use, value-priced storage solutions for customers – from the workgroup to the enterprise – solving their needs today with the ability to easily expand storage to meet future demands. Adaptec’s focus also includes a dedication to bringing advanced technology to its customers with fast time-to-market, along with the best in service and support.

Sales

•                  Adaptec: Adaptec is the #1 supplier of RAID and I/O components and boards to the channel. Additionally, Adaptec has significant tier 1 and tier 2 OEM relationships for both its components and systems businesses. The company’s leading position as an independent RAID supplier and de facto industry standard is further reinforced through its strategic relationship with Intel whereby Adaptec provides RAID software to ship standard on every Intel-based server. This partnership creates strong up-sell opportunities for Adaptec’s end-to-end suite of storage solutions.

•                  Snap Appliance: Snap is the #1 supplier of NAS systems to the channel.

•                  Joint entity: The combined companies command one of the most well rounded, and broadly distributed global sales channels in the storage industry today.  The channel now has the benefits of working with a single vendor to deliver a broad range of storage technologies to market. Additionally, we are planning to leverage the newly acquired Snap assets with Adaptec’s highly valued OEM relationships. Cross-sell and up-sell opportunities exist within the enterprise customer base and SMB market as well.

Service & Support

•                  Adaptec and Snap Appliance’s award winning service and support organizations will be combined to offer a wide range of choices to support customers’ business requirements.  The combined companies will focus on providing flexible service programs to ensure customers can maximize their data availability while maintaining a low total cost of ownership.

Q                                      How does this acquisition relate to Adaptec’s acquisition of Eurologic last year?

A                                      Adaptec has been aggressively expanding and building on its external storage business and, in fact, the company saw growth in this area of more than 27% over the last fiscal year. Snap Appliance’s products nicely complement Adaptec’s existing external storage line. Currently, Adaptec delivers DAS and SAN solutions, and an entry-level NAS file saver. Snap significantly broadens Adaptec’s NAS product offering up to the enterprise level (29TB of capacity), and augments Adaptec’s existing IP SAN solutions. On the software side, Snap Appliance offers the GuardianOS and additional value add software applications for backup and recovery.

Q.            When will the acquisition be completed?

A.                                    The Board of Directors of both companies agreed to this acquisition and a definitive agreement was signed on Monday.  The formal deal closing is subject to the Federal Trade Commission’s Hart-Scott-Rodino Act (HSR) review and is expected by the end of July.

Q.                                   What is the integration process and timeline from an organizational and product standpoint?

A.                                    As integration work cannot take place until the deal has formally closed, our teams have started preliminary discussions around the integration process.  With the completion of this agreement, teams will begin immediately developing a fully integrated business plan that we expect to have completed within 60 days. The plan will include business development targets, customer loyalty/ communication programs, joint sales tactics and go-to-market plans, as well as branding initiatives. In the meantime, Adaptec and Snap Appliance will continue to deliver to customers the same high-quality products and services.

Q.                                   Adaptec acquired RAID technology from IBM on June 29, 2004.  How do the two announcements tie together?

A.                                    Adaptec is aggressively expanding its complete suite of storage solutions, as part of its strategic roadmap. The licensing and acquisition of certain IBM RAID technology announced June 29 is an example of how we are maximizing the benefits of our underlying data-protection capabilities to ensure system differentiation. The Adaptec RAID code underlies all of our components, storage subsystems (Adaptec Storage) and software. As a result, bolstering our RAID capabilities enhances the foundation of our entire product line, and underscores Adaptec’s market position as the de facto standard.

Through the Snap acquisition, Adaptec will expand and enhance its external storage offering with Snap’s proven network storage products and deliver a wide range of unified, scalable, and cost-effective data management solutions. Overall, both acquisitions illustrate how Adaptec is moving quickly and aggressively in delivering a comprehensive suite of storage and technology solutions.

Q.                                   What is Adaptec’s acquisition strategy?  Does the company plan to make any other acquisitions this year?

A.                                    Adaptec has engaged in a deliberate and tightly orchestrated acquisition approach that allows it to aggressively build on the vision of delivering comprehensive storage solutions.  Moving forward, Adaptec will continue to evaluate new market opportunities that help it execute its strategy to deliver a comprehensive suite of storage solutions to the market – and determine whether the best strategy is to build, partner or buy as deemed appropriate.

About Snap

Q.            What is the mission of Snap Appliance?

A.                                    Snap Appliance’s mission is to expand its leadership in providing simple, scalable network storage solutions for its customers – from the workgroup to the enterprise – solving their needs today with seamless migration to the future.  The company’s focus also includes a dedication to bringing advanced technology to its customers, along with the best in service and support.

Q.                                   What is Snap’s product offering?

A.                                   Snap Appliance has one of the broadest network storage solution portfolios in the industry. With products spanning from the workgroup to the entry enterprise, the company is the proven #1 supplier of NAS products in the industry. With the recent introduction of the Snap Server 15000 as well the GuardianOS v3, which enabled the unified block and file capability for all departmental and enterprise

Snap Servers, the company is well positioned to expand in the IP SAN and midrange NAS markets.

Q.                                   Who are Snap’s competitors?

A.                                    With a broad product family of hardware and software that extends from NAS to IP SANs, the company both “competes against” and “partners with” a number of different storage, server, and software companies.  With customers today less willing to take risks with new startups due to the long-term investment and data risks, they are demanding products from established suppliers with proven track records of product quality, service and support. This places Snap Appliance and the combined company among a select set of the leading providers.

Q.                                   What are Snap’s competitive differentiators?

A.                                    The company has invested heavily in software including the award-winning GuardianOS operating system that powers its family of departmental to enterprise servers.  By owning and controlling the operating system, the company can quickly react to customer demands and add features and functions as required.  Examples of this include industry-leading performance, unified block and file support, iSCSI, snapshots, embedded antivirus support and integrated local backup.

Q.                                   Who are Snap’s customers?  Do Adaptec and Snap have any joint customers?

A.                                    Throughout its history, Snap Appliance has been highly focused on the channel. With Adaptec’s tremendous and successful history with the channel, the companies have many common customers and partners.  The combined company will have strong technology and an extremely broad product portfolio, resulting in differentiated products that should provide solid revenue and margin for our channel partners.  The majority of channel customers today are aggressively looking to reduce their number of partners by focusing on companies with broad product portfolios, so the union of Adaptec and Snap Appliance should be positively received.

Adaptec also has very strong relationships with many of the leading OEMs, something the smaller Snap Appliance could not support due to its limited size and manpower.  Adaptec plans to make Snap Appliance technology and products immediately available to its valued partners, once again demonstrating Adaptec’s commitment to being a long-term solutions partner to both the OEMs and channel.

Q.                                   Who are Snap’s partners?  How will those partnership agreements be impacted by this announcement?

A.                                    Snap Appliance has many terrific partnerships with leading technology, design, manufacturing and go to market partners.  Snap Appliance values these partnerships and believes they are critical to the company’s long-term success.  Many of these partners are common with Adaptec, and it’s the company’s belief that most if not all of these partners will find this acquisition and its impact very positive.

Q.                                   Where is the Snap team located? Will this facility be maintained?

A.                                    The company has slightly over 100 employees, with a majority located in San Jose, Calif., a facility we expect to maintain. As we develop an integrated business plan, we will continue to evaluate how to best leverage all of Adaptec’s facilities worldwide.

About Snap and Network Storage

Q.                                   What is the market demand for Network Storage products today? What is the market potential according to industry analysts?

A.                                    Network storage is a growth market that is forecast to increase significantly in the next four years.  The fastest growing segments in this market are the value-based segments driven by the cost conscious Enterprise and the SMB markets.  Customers continue to search out leading price/performance solutions that scale easily and are simple to manage and maintain.  Customers recognize the importance of buying from a company with staying power, advanced technologies and world-class service and support.  The union of Adaptec and Snap Appliance places us in a select group of market leaders who can support these market requirements.

Q.                                   Why did you decide to buy NAS technology rather than build it in-house?

A.                                    Adaptec has made clear its vision of being a leading provider of end-to-end solutions to our valued OEM and channel customers.  After a challenging year of integrating Eurologic into the Adaptec, the company is now reaping the benefits of this acquisition with steady growth and key customer wins.  With the acquisition of Snap Appliance, Adaptec immediately becomes the worldwide volume leader in NAS, expands the systems channel business, and enhances the software portfolio with the GuardianOS and integrated applications. Ultimately, Adaptec is focused on providing world-class storage solutions to our valued channel and OEM customers.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or future performance, including anticipated revenue from Snap Appliance over the next four quarters, the Snap Appliance acquisition being accretive by the end of the calendar year and Adaptec’s operating plans for the Snap Appliance business. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: that Snap Appliance is a new business to Adaptec and Adaptec may not be able to accurately predict Snap Appliance’s future operating results, integration and other risks inherent in merger and acquisition transactions, difficulty in forecasting the volume and timing of customer orders, fluctuations in demand in the network storage markets, our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, decline in consumer acceptance of our and Snap Appliance’ products, the markets’ failure to accept new products, and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Form 10-K for the year ended March 31, 2004, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update this information or the Risk Factors included in its Form 10-K for the year ended March 31, 2004.